UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2013

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 31, 2013, we issued a press release announcing that our subsidiary, Kentucky Spirit Health Plan (Kentucky Spirit), received a summary judgment ruling from the Franklin County Circuit Court in Kentucky. The Court ruled that Kentucky Spirit does not have the contractual right to terminate its Medicaid managed care contract with the Commonwealth of Kentucky before the end of the initial term. Kentucky Spirit is analyzing the ruling and evaluating its legal alternatives.

The Company's 2013 earnings guidance has not been adjusted to reflect any impact related to the judgment ruling in Kentucky.  The Company expects to update its 2013 earnings guidance to include any impact of the Kentucky judgment ruling as additional information becomes available or in its second quarter earnings release.

The full text of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release of Centene Corporation issued May 31, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	June 6, 2013	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Centene Corporation issued May 31, 2013.